CONFORMED COPY

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)            September 14, 2000
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                          FULLCOMM TECHNOLOGIES, INC.
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              (Exact Name of Registrant as Specified in Charter)


        Delaware                    0-25007                     65-0655628
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(State or Other Jurisdiction (Commission File  (IRS Employer Identification No.)
      of Incorporation)            Number)



110 West Franklin Avenue, Pennington, New Jersey                     08534
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code              (609) 730-9900
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         (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

     On September 14, 2000, Richard Case resigned as a member of the Board of Directors (the "Board") of Fullcomm Technologies, Inc. (the "Company"). The resignation of Mr. Case did not involve any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Mr. Case served as the Company's Chief Executive Officer from January 2000 until May 2000, and had served as a member of the Board since June 20, 2000. The resignation of Mr. Case reduces the Company's Board to five members. As a result, there is currently one vacancy on the Board.

                                    SIGNATURE
                                    ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    FULLCOMM TECHNOLOGIES, INC.



                                    By: /s/ Howard M. Weinstein
                                        -------------------------------
                                        Name:  Howard M. Weinstein
                                        Title: Chief Executive Officer

September 15, 2000